UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LITHIA MOTORS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 23, 2024

The following information supplements the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Lithia Motors, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 12, 2024 in connection with the Company’s 2024 Annual Meeting of Shareholders, scheduled for April 23, 2024 at 8:30 a.m., Pacific Daylight Time (the “Annual Meeting”). These supplemental proxy materials, which are being made available to shareholders on April 2, 2024, should be read in conjunction with the Proxy Statement. We are providing these supplemental proxy materials in order to provide additional information sought by proxy advisory firm Glass Lewis & Co. (“Glass Lewis”).

While Institutional Shareholder Services raised no issue with our description of the diverse composition of our Board of Directors (“Board”), Glass Lewis has sought additional disclosure. To reiterate the diversity of our Board membership, we confirm that our Board has one ethnically diverse member (representing 11% of our current Board) as defined by Glass Lewis’s proxy voting policies, namely Louis Miramontes.